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                                                                    EXHIBIT 10.1

                            SECOND AMENDMENT TO LEASE


         THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is effective as of April 1, 2001 (the "Effective Date") by and between AMGEN INC., a Delaware corporation ("Sublandlord"), and ARRAY BIOPHARMA INC., a Delaware corporation ("Subtenant").

                                    RECITALS

         A. Sublandlord and Subtenant are parties to that certain Lease dated July 7, 1998, as amended by First Amendment to Lease dated April 1, 1999 (the "Lease"), pursuant to which Subtenant leases a portion of the premises commonly known as Amgen Buildings AC 1-4 of the "Amgen Complex" located at 3200 Walnut Street, Boulder, Colorado, as more particularly set forth in the Lease.

         B. On May 13, 1999, Sublandlord and Boulder Headquarters LLC ("Master Lease Landlord") entered into a transaction in which (i) Sublandlord conveyed the Amgen Complex to Master Lease Landlord, and (ii) Sublandlord leased the Amgen Complex from Master Lease Landlord pursuant to that certain Lease dated May 13, 1999 (the "Master Lease").

         C. In connection with such transaction, Subtenant executed and delivered to Sublandlord and Master Lease Landlord a Subordination, Nondisturbance and Attornment Agreement dated May 13, 1999 (the "SNDA"), which provides for, among other matters, the subordination of the Lease to the Master Lease and the parties' acknowledgment that the Lease became a sublease of the Master Lease. Therefore, the Lease shall be hereinafter referred to as the "Sublease."

         D. Concurrently herewith, Sublandlord and Master Lease Landlord have entered into that certain First Amendment to Lease amending the Master Lease (the "First Amendment"), a copy of which is attached hereto as Exhibit A. As hereinafter used, the term "Master Lease" includes the First Amendment.

         E. Sublandlord and Subtenant desire to amend the Sublease to (i) confirm the parties' understanding that the Sublease is a sublease of the Master Lease, (ii) extend the Term, and (iii) modify the Sublease in certain other respects as provided herein.

         F. Initially capitalized terms used and not defined herein have the meanings given to such terms in the Sublease.



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                                    AGREEMENT

         NOW THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

         1. Basic Provisions. The Basic Provisions are hereby amended as follows:

                  i. Delete the words "Three years" under the heading "Initial Term" and reference Section 5.a in their place.

                  ii. Add the following as paragraphs l, m and n, respectively:

                          "l. Master Lease: Lease between Boulder Headquarters LLC and Amgen Inc. dated May 13, 1999

                           m.       Master Lease Landlord: Boulder Headquarters
                                    LLC

                           n. Second Amendment: That certain Second Amendment to Lease between Landlord and Tenant dated as of the Effective Date (as defined below)"

         2. Term.

                  i. Section 5.a of the Sublease is hereby amended to delete such section in its entirety and to replace it with the following: "The term of this Lease (the "Term") shall commence on the Commencement Date and terminate at midnight on the day immediately preceding the seventh anniversary of April 1, 2001 (the "Effective Date"), unless sooner terminated in accordance with the terms of this Lease."

                  ii. Section 5.b of the Sublease is hereby amended to delete such section in its entirety.

         3. Monthly Rent.

                  i. The Basic Provisions are hereby amended to add the following under the heading "Rent:" "Commencing on the Effective Date, the Rent shall be $25.00 per square foot of the Premises per annum, subject to annual adjustment in accordance with Exhibit B."

                  ii. Exhibit B to the Sublease is hereby amended to delete the dates under the heading "Period" in Paragraph A to replace them with "7/15/98 - The day immediately preceding the Effective Date."


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                  iii. The text of Paragraph B of Exhibit B to the Sublease is hereby deleted in its entirety and replaced with the following:

                           The Rent shall be increased on each anniversary of the Effective Date (and shall be effective for each successive Lease year) by taking the monthly base rent payable at the end of the immediately preceding Lease year and adding to that number the amount determined by multiplying the monthly base rent by three percent (3%).

         4. Additional Rent. Section 8.b of the Sublease is hereby amended to delete the first three sentences of such section and to replace them with the following:

                  Any costs that Tenant is required to pay under this Lease shall become "Additional Rent" due under this Lease. Additional Rent shall be due to Landlord with the next installment of Rent due, or if no installment of Rent is due, within 15 days following receipt by Tenant of a written invoice of such costs. Additional Rent may include, but is not limited to, Tenant's pro rata share of (i) all Additional Rent due under the Master Lease, and (ii) all amounts incurred by Landlord in connection with the Premises (exclusive of costs attributable solely to any portion of any building reserved for the exclusive use of Landlord), including, without limitation, all costs to maintain, repair and replace the mechanical, electrical, elevator, HVAC, fire monitoring, sprinkler and building management systems; modifications requested by Tenant to any system used in the Amgen Complex that affects the Premises; (iii) costs of capital improvements, major structural repairs, boiler replacement and other capital replacements, and major roof repairs, provided, however, that Additional Rent for any such item shall be amortized over such item's projected useful life only if and to the extent the Additional Rent for any such item is likewise amortized under the Master Lease, and not otherwise; and (iv) insurance and real property taxes and assessments for the Premises; parking lot maintenance (including, without limitation, snowplowing and sweeping); and landscaping care and irrigation.

         5. Maintenance. Section 9 of the Sublease is hereby amended to add the following as Section 9.e:

                  e. Tenant's Assumption of Maintenance Obligations. Notwithstanding anything in this Lease to the contrary, Tenant shall assume and perform, at its sole cost and expense, all obligations of "Tenant" (as defined in the Master Lease) under Section 7 and Section
         11.1 of the Master Lease and of Landlord under Section 9 of this Lease, except those obligations for parking lot maintenance, sprinkler system maintenance and landscaping (collectively, the



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         "Obligations"), according to the following schedule: (i) as of the
         Effective Date, Tenant shall assume and perform the Obligations for Buildings AC-1 and AC-4, and (ii) as of the date on which Tenant possesses the majority of the square footage contained within either Building AC-2, Building AC-3 or the area known as the "Bridge," Tenant shall assume and perform the Obligations for such buildings and/or Bridge, as applicable. In the event that Landlord possesses any portion of any building or Bridge during the period in which Tenant is required to perform the Obligations, Landlord shall reimburse Tenant, on an annual basis, Landlord's pro rata share of the costs incurred by Tenant to perform the Obligations (exclusive of costs attributable solely to any portion of any building reserved for the exclusive use of Tenant). Such reimbursement shall be (y) made in accordance with the provisions of Section 8.b (excluding any provision related to the timing of payment) and (z) subject to Landlord's receipt and approval of a statement summarizing such costs, together with supporting invoices. Tenant shall promptly and diligently perform the Obligations and all other maintenance, repair and replacement work for which it is responsible.

                  Pursuant to the report entitled "Physical Condition Review -- Amgen Buildings 1-4, 3200 Walnut Street, Boulder, Colorado" prepared by Reidenbaugh Associates, LLC dated February 12, 2001 (the "Report"), the roof for Building AC-3 has an approximate remaining useful life of two to four years from the Effective Date. Within ten (10) business days following the Effective Date, Landlord shall establish an escrow account containing funds to replace the roof (the "Funds"). If the roof has not been replaced prior to the date on which Tenant takes possession of Building AC-3, the Funds shall be made available to Tenant pursuant to an assignment of the escrow agreement between Landlord and Tenant, and Tenant covenants to replace the roof in accordance with the terms of the Master Lease prior to the expiration of the Term of this Lease.

                  Notwithstanding the foregoing or anything in this Lease to the contrary, effective on the date that Tenant takes possession of the entire Amgen Complex in accordance with the Expansion Schedule set forth in Exhibit B to the Second Amendment or pursuant to Section 9 of the Second Amendment, Tenant shall assume and thereafter perform, at its sole cost and expense (except as otherwise provided in the immediately preceding paragraph), all obligations of "Tenant" (as defined in the Master Lease) under Section 7 and Section 11.1 of the Master Lease and of Landlord under Section 9 of this Lease, and in such event, the costs and expenses incurred by Tenant to perform such obligations shall not be charged to Tenant as Additional Rent.

         6. Expansion of Premises. Section 6 of the Sublease is hereby amended to delete such section in its entirety and to replace it with the following:

                  a. Expansion. As of March 1, 2001, the Premises shall be expanded to include the space cross-hatched in Exhibit C attached to the Second Amendment located in Building AC-4 and consisting of approximately 4,000 square feet.



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                  In accordance with the Expansion Schedule set forth in Exhibit
         B attached to the Second Amendment, the Premises shall be expanded during the Term to include 143,900 square feet of rentable space in Buildings AC-1, the Bridge, AC-2, AC-3 and AC-4, together with the parking areas, associated driveways and landscaping comprising the Amgen Complex, all of which includes the entire Premises demised under the Master Lease. If Tenant desires to take possession of Expansion Spaces "B," "C," "D," and/or "E" prior to the Expansion Dates for such spaces set forth in the left-hand column of the Expansion Schedule (individually, an "Expansion Date," and collectively, the "Expansion Dates"), in accordance with the early election periods noted on the Expansion Schedule, Tenant shall provide Landlord with six months' prior written notice. In the event of any such early possession, the date on which Tenant is to take possession shall be deemed to be the Expansion Date for such Expansion Space.

                  With respect to Expansion Space "C" and Expansion Space "E," Tenant may elect to take possession of such spaces as early as May 1, 2003, on the condition that Tenant first obtains Landlord's prior written consent. If Landlord does not consent to the May 1 date, then Tenant may not take possession of such spaces until, at the earliest, July 1, 2003.

                  Landlord shall use reasonable efforts to allow Tenant access to the applicable Expansion Space 30 days prior to any applicable Expansion Date to permit Tenant to commence construction of any tenant improvements to the Expansion Space, as approved by Landlord in accordance with the terms of this Lease and Master Lease Landlord in accordance with the terms of the Master Lease. During such 30-day period, Tenant's use and possession of the Expansion Space shall be subject to all of the terms and conditions of this Sublease, except for the payment of Rent.

                  On March 1, 2001, with respect to the space cross-hatched in Exhibit C attached to the Second Amendment and on the applicable Expansion Date with respect to any Expansion Space (provided that Landlord has delivered the Expansion Space to Tenant), all references in this Lease to the term "Premises" shall be deemed to include such space for all purposes for the balance of the Term, upon and subject to all of the terms, covenants and conditions of this Lease without the need for further action by Landlord or Tenant.

                  b. Delivery of Expansion Space. Landlord will deliver the Expansion Space to Tenant on the applicable Expansion Date. If the Expansion Space is not delivered to Tenant within 30 days following the applicable Expansion Date (including any early possession date, if applicable), Tenant shall be entitled to receive from Landlord liquidated damages in an amount equal to three (3) times Tenant's daily Rent (excluding Additional Rent) with respect to the Expansion



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         Space for each day in excess of 30 days that Landlord delays in delivering the Expansion Space to Tenant. Landlord and Tenant acknowledge that the damages incurred by Tenant due to any delay in delivery of the Expansion Space will be difficult to calculate and the parties agree that the foregoing liquidated damages are a reasonable estimate of such damages. Landlord shall pay any amount due hereunder monthly, in arrears. If the Expansion Space is not delivered to Tenant within 90 days following the applicable Expansion Date (including any early possession date, if applicable), Tenant shall be entitled to terminate the parties' rights and obligations under this Lease with respect to the Expansion Space for which delivery is delayed by giving written notice to Landlord within 10 days following the expiration of such 90-day period, and in such event, Tenant shall have no further rights or interest in such space and Landlord shall be free to lease such space to another tenant. The foregoing remedies shall be Tenant's sole and exclusive remedies for a delay in the delivery of the Expansion Space, and Landlord shall not be deemed to be in default under this Lease, and shall not be liable for any other claims, damages or liabilities, due to such failure to deliver any Expansion Space.

                  Subject to Tenant's termination rights set forth in the immediately preceding paragraph, this Lease (as amended by the Second Amendment) shall remain in full force and effect despite any failure of Landlord to deliver the Expansion Space. If Landlord is unable to deliver the Expansion Space to Tenant on or before the applicable Expansion Date due to Tenant's acts or omissions, Tenant shall not be entitled to receive liquidated damages from Landlord. If Tenant is unable or unprepared to occupy any Expansion Space on the applicable Expansion Date, Rent for such Expansion Space shall commence on the earlier of Tenant's occupancy of such space or the date that is 30 days following the Expansion Date; provided, however, that under no circumstances shall Tenant be obligated to pay Rent for any Expansion Space until Landlord tenders possession of such Expansion Space to Tenant.

                  c. Rent - Expansion Space. Subject to the terms of Section 6.b above, commencing on the applicable Expansion Date, Tenant shall pay Rent for the Expansion Space in accordance with Section 3 of the Second Amendment and the terms of this Lease.

                  d. Office Furniture. If Tenant desires to lease any of Landlord's office furniture located in any Expansion Space, the parties shall negotiate the terms of such rental prior to Tenant's acceptance of such Expansion Space (with neither party being obligated to agree to such rental), and the Rent shall be increased accordingly, but in no event more than $.50 per square foot per annum for the Expansion Space containing such furniture.

                  e. Parking. Upon delivery of an Expansion Space to Tenant, Tenant's parking space allocation shall be proportionately increased with each such expansion based on the square footage of such Expansion Space, with any


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         remainder being rounded down. Landlord and Tenant acknowledge that there are no assigned or exclusive parking areas or spaces.

         7. Security Deposit. Section 7 of the Sublease is hereby amended to add the following as Section 7.c:

                  c. Additional Security Deposits. On or before April 5, 2001 with respect to the space cross-hatched in Exhibit C attached to the Second Amendment and at least 30 days prior to each Expansion Date, Tenant shall deliver to Landlord an additional security deposit in the form of a clean, unconditional, irrevocable letter of credit or certificate of deposit for the benefit of Landlord in the amount of six times the Monthly Base Rent applicable to such Expansion Space. Such additional security deposit shall (i) meet all requirements of this
         Section 7, and (ii) secure Tenant's faithful performance of its obligations under this Lease. Within five (5) business days following the date of the assignment of the Master Lease to Tenant pursuant to
         Section 9 of this Lease, Landlord shall inspect the Premises and shall notify Tenant if any portion of the Security Deposit will be retained by Landlord in accordance with the terms of Section 7.b of this Lease. Upon the condition that Landlord shall have received the release referenced in Section 9.b of the Second Amendment (if applicable) and to the extent such security deposit has not been used by Landlord in accordance with the terms of Section 7.b of this Lease, within five (5) business days following Landlord's notice to Tenant, such security deposit shall, at Tenant's option, either be delivered to Tenant or assigned to Master Lease Landlord to secure Tenant's obligations as tenant under the Master Lease in accordance with the terms of Section 9 of the Second Amendment or to secure Tenant's obligations under the new lease to be entered into between Master Lease Landlord and Tenant upon the expiration of the Master Lease, as applicable.

         8. Alterations/Modifications.

                  i. Section 10.c of the Sublease is hereby amended to add the following at the end of such section:

                  Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to remove trade fixtures, including, without limitation, hoods, casework, laboratory and supporting equipment, from the Premises without the consent of Landlord, subject to the conditions that (a) such trade fixtures are listed on the bill of sale executed by Landlord and Master Lease Landlord of even date herewith (the "Bill of Sale") or were installed by Landlord or Tenant after the date of the Master Lease, and (b) such removal will not reduce the overall value of the improvements to the Premises from that existing on the date of the Master Lease, less the value of the equipment and fixtures



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                  described in such Bill of Sale. If Tenant elects to remove any of the foregoing items, Tenant shall be required to repair any incidental damage caused by such removal.

                  Landlord acknowledges that Tenant intends to convert portions of the Premises into chemistry laboratories and that such laboratories are included as a permitted use of the Premises. Landlord agrees to reasonably cooperate with such conversion and to use reasonable efforts to obtain consent from Master Lease Landlord with respect to such conversion, subject in all respects to the terms of this Lease and the Master Lease regarding alterations and modifications to the Premises.

         9. Sublease/Assignment.

                  Section 17 of the Sublease is hereby amended to add the following at the end of such section:

                  If at any time following the fifth anniversary of the Effective Date Landlord desires to be released from its obligations as tenant under the Master Lease arising on or after the date of assignment, Tenant or its successors or permitted assigns ("Assignee") shall assume all of Landlord's rights and obligations under the Master Lease, subject to the satisfaction of each of the following conditions:

                           a. Assignee and Landlord shall execute and deliver an
                  assignment and assumption of the Master Lease in form and substance reasonably acceptable to the parties and Master Lease Landlord;

                           b. Master Lease Landlord shall execute and deliver to
                  Tenant a full and unconditional release releasing Landlord from all obligations as tenant under the Master Lease arising on or after the date of assignment in form and substance reasonably acceptable to Landlord and Master Lease Landlord;

                           c. Assignee shall have a tangible net worth (i.e.
                  total stockholders' equity shown on the most recent balance sheet) of not less than $400 million;

                           d. Assignee shall have reported profitability for the
                  two prior years of not less than $25 million annually;

                           e. Concurrently with the assignment of the Master
                  Lease, Assignee shall post a security deposit (in the form of an irrevocable letter of credit or cash) in an amount equal to six months' Rent under the Master Lease. Within ten business days following the date of such assignment,



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                  Assignee shall increase the security deposit by an additional six months' rent under the Master Lease, so that the total security deposit held by Landlord to secure Assignee's obligations under the Master Lease equals twelve months' rent under the Master Lease; and

                           f. As of the date of the assignment, Landlord shall
                  not be in default under the Master Lease nor shall Assignee be in default under this Lease beyond any applicable notice and cure period.

         10. Default. Section 21.b of the Sublease is hereby amended to add the following at the end of such section:

                  iii. If Tenant fails to perform, within 15 days following notice from Landlord, any obligation required to be performed by Tenant under this Lease other than the payment of Rent, including, without limitation, any obligation to maintain, repair or replace any portion of the Premises, then Landlord shall have the right (but shall not be obligated), either by itself or through a third party, to perform such obligation, and in such event, Tenant shall pay to Landlord, on demand, the cost thereby incurred by Landlord plus 10% for administrative costs.

         11. Condition of Premises. Sublandlord shall not be responsible for performing any renovations or tenant improvements to the Premises in connection with this Second Amendment. Subtenant agrees to accept the Premises, as the same may be constituted from time to time in accordance with the addition of the Expansion Spaces, in their "AS-IS" condition with all faults, subject to Sublandlord's obligations set forth in Section 5 of this Second Amendment and Sections 8.1, 10 and Exhibit C of the Master Lease that pertain solely to vacation of the Premises. Notwithstanding the foregoing, Landlord and Tenant acknowledge that the Report states that the Fulton Boiler is currently out of service and that the cooling tower located in Building AC-2 (the "Cooling Tower") has a maximum estimated life of 2 to 3 years. The provisions of Section
8.1 of the Master Lease shall not be construed to create any obligation on the part of Landlord to repair or to replace the Fulton Boiler or the Cooling Tower upon its vacation of the Premises.

         12. Insurance.

                  i. Section 13 of the Sublease is hereby amended to delete the text of such section in its entirety and to replace it with the following:

                  Tenant shall, at Tenant's expense, maintain during the Term of this Lease the following insurance:

                           a. Commercial general liability, bodily injury and
                  property damage comprehensive coverage insuring against injury, death or property damage, with a combined single limit coverage of not less than $2,000,000 per occurrence with a $3,000,000 general aggregate on an annual basis,



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                  and with a maximum deductible of not more than $10,000, which shall include a provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Lease and excess liability coverage of not less than $10,000,000 on an annual basis.

                           b. All risk personal property insurance for the full
                  replacement value of all fixtures, equipment, furniture and inventory on the Premises.

                           c. All risk property insurance covering Building AC-1
                  for the full replacement of Building AC-1 and all fixtures attached thereto.

                           d. Workers' compensation insurance to the statutory
                  limit and employer's liability insurance to the limit of $1,000,000 per occurrence; and

                           e. Automobile liability coverage, including coverage
                  for hired and non-owned automobiles, with a combined single limit coverage of not less than $1,000,000 per occurrence on an annual basis, and with a maximum deductible of not more than $10,000.

                  Insurance required hereunder shall be provided by companies with a Best's Insurance Guide Rating of "A" or better. Tenant shall deliver to landlord copies of insurance policies required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord within ten (10) business days prior to occupancy of the Premises (including any Expansion Space), and shall provide to Landlord copies of all renewals thereof. No policy shall be cancelable or subject to material change or reduction of coverage without 60 days' prior written notice to Landlord, and the certificate shall so state. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry. Landlord shall be named as an additional insured on all policies required herein. In addition to Landlord being named as an additional insured on all policies required herein (excluding policies for workers' compensation coverage), such policies shall also name Landlord's directors, officers, employees, agents, subsidiaries and management companies as additional insureds. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant's use or occupancy of the Premises, even if such loss is caused solely or in part by the negligence of Landlord.

                  ii. With respect to any increases in the foregoing coverages in connection with this Second Amendment, Tenant shall deliver copies of such policies or certificates to Landlord within ten (10) business days following the Effective Date.



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         13. Master Lease. This Sublease is and shall at all times continue to be subject and subordinate to the Master Lease. All of the terms, provisions, covenants and conditions of the Master Lease are incorporated herein by reference and are hereby made a part of the Sublease, except to the extent that they are inconsistent with a term or provision of the Sublease and except that Subtenant shall be obligated to pay only the monthly Rent and Additional Rent provided for in the Sublease. Subtenant acknowledges that it has received a copy of the Master Lease and that it is familiar with the contents thereof. Subtenant covenants and agrees that it will not do anything that, following any applicable notice and cure period, would constitute a default under the Master Lease or omit to do anything that it is obligated to do under the terms of the Sublease and that, following any applicable notice and cure period, would constitute a default under the Master Lease.

         14. Termination of Master Lease. In the event of a termination of the Master Lease or Sublandlord's right to possession of the Premises, this Sublease shall terminate coincidentally therewith and Sublandlord and Subtenant shall be relieved of all obligations under this Sublease arising subsequent to the date of such termination. Any rights of Subtenant with respect to the Premises following such termination shall exist only under or by virtue of the terms of the SNDA and/or any separate agreement between Subtenant and Master Lease Landlord. Sublandlord covenants that it shall not voluntarily terminate the Master Lease or enter into an agreement with Master Lease Landlord to terminate the Master Lease prior to the expiration of the Sublease.

         15. Signage. Subject to the terms and conditions of the Sublease and the Master Lease, Tenant, at its expense, shall be entitled to change all signage facing Walnut Street to reflect Tenant's occupancy of the Premises. Tenant shall be solely responsible for obtaining all City approvals and permits in connection with any changes to the signage. Notwithstanding the foregoing, Landlord, at its expense, shall be entitled to place signage on Building AC-4, as necessary in the parties' reasonable determination, to direct visitors to Landlord's space.

         16. Binding Effect. All of the terms and provisions of the Sublease, as herein amended and supplemented, are hereby ratified and confirmed, and shall remain in full force and effect and shall be binding upon the parties hereto, their successors and assigns. Except as contemplated by this Second Amendment, all of the terms and provisions of the SNDA are hereby ratified and confirmed and shall remain in full force and effect and shall be binding upon the parties hereto, their successors and assigns. This Second Amendment shall become effective only after the full execution and delivery hereof by Sublandlord and Subtenant.

         17. Conflict. In the event of any conflict between the provisions of this Second Amendment and the provisions of the other portions of the Sublease, the



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provisions of this Second Amendment shall control. All references herein to the
Sublease shall be as amended by this Second Amendment.

         18. No Brokers. Sublandlord and Subtenant each represent and warrant to the other that they have not engaged or dealt with any broker in connection with this Second Amendment. Sublandlord and Subtenant each agree to indemnify and hold the other harmless from and against any cost (including reasonable attorneys' fees and court costs), expenses, claims, commissions and actions arising from the falsity or alleged falsity of the foregoing representation.

         19. Miscellaneous. Time is of the essence with respect to this Second Amendment. This Second Amendment represents the final expression of the agreement between the parties relating to the subject matter hereof and supersedes all prior agreements, understandings, discussions and negotiations, oral or written, regarding the subject matter hereof. A condition precedent to the effectiveness of this Second Amendment shall be the execution by all parties and delivery of: (i) the First Amendment to Loan Agreement and Loan Documents, between Master Lease Landlord and Sublandlord, (ii) the Bill of Sale, from Master Lease Landlord, (iii) the First Amendment to Lease, between Master Lease Landlord and Sublandlord, and (iv) the Escrow Agreement between Subtenant and Sublandlord. No provision hereof can be modified or waived except in a writing signed by the parties. The successful party in any action brought under this Second Amendment shall be entitled to an award of reasonable attorneys' fees, costs and other expenses incurred in such action. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]

         Sublandlord and Subtenant have executed this Second Amendment to be effective as of the date set forth above.

                                  "LANDLORD" AND "SUBLANDLORD":

                                  AMGEN INC., a Delaware corporation


                                  By: /s/ Sarah M. Jensen
                                      ------------------------------------------

                                  Name: Sarah M. Jensen
                                        ----------------------------------------

                                  Title: VP-EOS
                                         ---------------------------------------


                                  "TENANT" AND "SUBTENANT":

                                  ARRAY BIOPHARMA INC., a Delaware
                                  corporation


                                  By: /s/ Michael Carruthers
                                      ------------------------------------------

                                  Name: Michael Carruthers
                                        ----------------------------------------

                                  Title: Chief Financial Officer
                                         ---------------------------------------

                                    EXHIBIT A
               (Executed Copy of First Amendment to Master Lease)


                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is entered into as of the 1st day of April, 1999, by and between AMGEN INC., a Delaware corporation ( "Landlord") and ARRAY BIOPHARMA INC., a Delaware corporation ("Tenant").

                                    RECITALS:

         A. On or about July 7, 1998, Landlord and Tenant entered into that certain Lease (the "Lease"), covering certain space commonly known as Amgen Building AC-1 of the Amgen Complex and located at 1885 33rd Street, Boulder, Colorado (the "Premises").

         B. Tenant has requested: (i) to enlarge the Premises by leasing an additional 3,931 rentable square feet located on the bridge of the Amgen Complex, as shown on Exhibit A attached hereto (the "Expansion Space"); and (ii) to further amend and modify the Lease in certain respects as provided herein, and Landlord has agreed to such modifications, all on the terms and conditions contained herein.

         C. Unless otherwise expressly provided herein, capitalized terms used herein shall have the meanings as designated in the Lease.

                                   AGREEMENT:

         In consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Addition of Expansion Space to Premises. Effective as of April 1, 1999 (the "Effective Date"), the Expansion Space is hereby added to the Premises. As of the Effective Date, all references in the Lease to the Premises shall be deemed to include the Expansion Space. The Expansion Space shall be added to the Premises, for all purposes, as of the Effective Date and for the balance of the Term (as the same may be extended pursuant to the provisions of the Lease), upon and subject to all of the terms, covenants and conditions of the Lease.

         2. Expansion Space Delivery and Acceptance.

         (a) Delivery of Expansion Space. On or before the Effective Date, Landlord shall deliver the Expansion Space to Tenant in its then current "as is" condition. Notwithstanding the foregoing, in the event that Landlord is unable to deliver the Expansion Space to Tenant by the Effective Date, regardless of the reason therefor,

Landlord shall not be liable for any claims, damages or liabilities by reason thereof, nor shall such circumstances make the Lease or this First Amendment void or voidable, and Tenant's sole and exclusive remedy for such delay shall be a postponement of Tenant's obligation to pay Rent and Additional Rent for the Expansion Space; provided, however, that if Landlord is unable to deliver the Expansion Space to Tenant on or before the Effective Date due to a delay caused by Tenant or for any other cause related to Tenant's acts or omissions, Tenant's rental obligations under the Lease as amended hereby with respect to the Expansion Space shall begin on the Effective Date.

         (b) Tenant's Acceptance of Expansion Space and Obligation to Pay Rent. Tenant agrees to accept the Expansion Space in its "as is" condition, and acknowledges that Landlord makes no representations or warranties whatsoever with respect thereto. Notwithstanding any other provision contained in the Lease or this First Amendment, except as provided in subparagraph 2(a), Tenant agrees that its obligation to pay Rent and Additional Rent with respect to the Expansion Space shall commence on the Effective Date.

         3. Rent - Expansion Space. Commencing on the Effective Date, and continuing through the Initial Term, the annual Rent due and payable for each rentable square foot contained in the Expansion Space (in addition to any other Rent payable pursuant to the terms of the Lease), shall be $17.00, payable in equal monthly installments of $5,568.92. The Rent for the Expansion Space set forth herein shall be deemed to include rental for the office furniture identified on Exhibit B attached hereto and incorporated herein by this reference. In the event that the Initial Term of the Lease is extended pursuant to Paragraph 5(b), of the Lease, Rent for the Expansion Space for any extension term of the Lease shall be increased in the same manner as provided in Exhibit B to the Lease. In addition, Tenant shall pay to Landlord all Additional Rent attributable to the Expansion Space, in accordance with the terms and provisions of Paragraph 8(b) of the Lease. All rental shall be payable in accordance with the terms and provisions of the Lease.

         4. Payment for Fire Exit and Security Camera. Landlord agrees to install a separate fire exit with security camera (the "Fire Exit") at a location on the Premises to be determined by Landlord. The Fire Exit shall be installed in a good and workerlike manner and, subject to Landlord's right to partial reimbursement by Tenant as provided in this paragraph, at Landlord's cost and expense, but otherwise at such time and in such manner as Landlord shall determine in its sole discretion. Tenant agrees to reimburse Landlord for fifty percent (50%) of Landlord's costs and expenses related to the construction and installation of the Fire Exit (the "Fire Exit Payment"). Landlord shall notify Tenant of the cost of the Fire Exit and the amount of the Fire Exit Payment as soon as reasonably practicable after it is known, and Tenant shall make the Fire Exit Payment to Landlord on or before the Effective Date. In the event that Landlord has not notified Tenant of the amount of the Fire Exit Payment by the Effective Date, Tenant shall pay the amount of $1,750.00, which the parties agree is one-half of the estimated cost of the Fire Exit (the "Estimated Fire Exit Payment"), and at such time that the exact cost of the Fire Exit is calculated, Landlord shall notify Tenant of such cost and the corresponding Fire Exit Payment. If the Estimated Fire Exit Payment is less than the actual Fire Exit

Payment, Tenant shall pay the difference within fifteen (15) days after receipt of such notice, and if the Estimated Fire Exit Payment is greater than the actual Fire Exit Payment, Tenant shall receive a corresponding credit of Rent for the difference. All payments to be made by Tenant pursuant to the provisions of this Paragraph 4 shall be deemed to be Additional Rent pursuant to the terms of the Lease, and Tenant's failure to make any payment as required herein shall constitute an event of default by Tenant under the Lease.

         5. Removal of Cabling. Prior to the Effective Date, Tenant shall disconnect, at the Amgen VDER room, any and all fiber and copper cables that lead from the VDER room to the Expansion Space (the "Cabling"). Tenant shall pull the Cabling back to the Expansion Space and remove it from the cable trays at that point. The disconnection and removal of the Cabling shall be conducted at Tenant's sole cost and expense, in a good and workerlike manner acceptable to Amgen, and otherwise in accordance with the provisions of the Lease, including but not limited to Paragraph 10(c) thereof. Tenant may retain and use the Cabling.

         6. Parking:. As of the Effective Date, Tenant shall have the right to use eight (8) additional parking spaces in the general parking area of the Amgen Complex as assigned by Amgen. All of the other terms of the Lease applicable to Tenant's parking rights shall be applicable to Tenant's parking rights provided in this Paragraph 6. The parking rights provided in this Paragraph 6 are in addition to any other parking rights provided in the Lease.

         7. Binding Effect. Except as modified by this First Amendment, the terms and provisions of the Lease shall remain in full force and effect, and shall be binding upon the parties hereto, their successors and permitted assigns. This First Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant.

         8. Conflict. In the event of any conflict between the provisions of this First Amendment and the provisions of the other portions of the Lease, the provisions of this First Amendment shall control.

         9. Ratification of Lease. All of the terms and provisions of the Lease, as herein amended and supplemented, are hereby ratified and confirmed, and shall remain in fall force and effect.

         10. Time is of the Essence. Time is of the essence with regard to this First Amendment.

LANDLORD:                                 TENANT
AMGEN INC., a Delaware corporation        ARRAY BIOPHARMA INC., a Delaware
                                          corporation


By:                                       By:
   --------------------------------          ----------------------------------
Name:                                     Name: David Snitman

Title:                                    Title: COO

                                    EXHIBIT B
                              (Expansion Schedule)

   EXPANSION DATE
   (DATE BY WHICH
   SUBTENANT MUST
  OCCUPY EXPANSION       BUILDING      CHANGE IN                                                      PREMISES'
       SPACE)               NO.            SF                      COMMENTS                         CUMULATIVE SF
  ----------------       --------      ---------                   --------                         -------------

   April 15, 2001         Bridge         (2,650)    Western portion of the Bridge deleted from         27,125
                                                    Premises, as shown by honey-combed markings
                                                    on Exhibit B-1

   April 15, 2001           4            31,960     Expansion Space "A" shown by cross-hatching        59,085
                                                    on Exhibit B-2. Plus remainder of 3rd floor
                                                    shown as area WITHOUT cross-hatching on
                                                    Exhibit B-3.

    May 1, 2004             4             8,975     Expansion Space "B" shown by honey-combed          68,060
                                                    markings on Exhibit B-2. Subtenant may elect
                                                    to take Expansion Space at any time between
                                                    May 1, 2002 and May 1, 2004.

    May 1, 2004           3 and          49,561     Expansion Space "C". Subtenant may elect to       117,621
                          Bridge                    take Expansion Space at any time between
                                                    July 1, 2003 and May 1, 2004.

    May 1, 2004             2             9,000     Expansion Space "D" shown by cross-hatching       126,621
                                                    on Exhibit B-4. Subtenant may elect to take
                                                    Expansion Space at any time between July 1,
                                                    2002 and May 1, 2004.

    May 1, 2004             2            17,279     Expansion Space "E" shown as area WITHOUT         143,900
                                                    cross-hatching on Exhibit B-4. Subtenant may
                                                    elect to take Expansion Space at any time
                                                    between July 1, 2003 and May 1, 2004.
   Total Additional
    Square Footage                      114,125

                                    EXHIBIT C
                            (Current Expansion Space)

               SEE CROSS-HATCHED AREA ON EXHIBIT C ATTACHED HERETO







                                       C-1